PROMISSORY NOTE

FOR VALUE RECEIVED, CENTERSTAGING MUSICAL PRODUCTIONS, INC. (The “Company”) by the undersigned Jan Parent and John Caswell, as Directors of said Company, promises to pay to the order of Jan Parent and John Caswell as individuals, and each of them (“Holders”), or any subsequent holder of this Note, the sum of twenty five thousand dollars and no cents ($25,000) with interest from the date hereof at the rate of nine and one quarter per cent per annum (9.6%), calculated monthly, the principal and interest to be paid as set forth below.

MONTHLY PAYMENT OF INTEREST. The Company shall cause to be paid to each Holder of this Note interest in the amount of $200.00 per month, paid on the 22nd of each month commencing December 22, 2004 into such bank account as Holders shall designate. Interest payments shall be paid monthly until the 22nd of November 2005.

PAYMENT OF PRINCIPAL. Payment of the principal sum of $25,000 to each Holder of this Note shall be made on or before November 22, 2005. Prepayment shall not relieve the Company of the obligation to pay interest as above set forth.

DEFAULT - WAIVER - ACCELERATION. In the event of default on this Note the Company waives presentment of payment, protest, notice of protest, dishonor and defense by reason of any extension of time or other indulgence granted by the Holders of this Note, and agrees that, if any payment in this Note is not made when due, the Holders shall have the right to accelerate and make the entire unpaid balance of principal and interest immediately due and payable. Default is defined as:

A: Failure to make any payment of principal or interest when due under the terms of this note.
B: The violation of any other term, condition or promise under this Note.

COSTS: If the Holders of the Note incurs any costs in the collection of enforcement of this Note, including costs of filing suit and reasonable attorney’s fees, the Company agrees to pay such costs.

SUBORDINATION. The Holders of the Note, understand fully that this Note may be subordinated to subsequent lenders to the Company, and by the advance of funds consent and agree to whatever subordination is deemed by the Directors of the Company to be in its best interest.

November 11, 2004
Jan Parent
Director of CenterStaging Musical Productions, Inc.

November 11, 2004
John Caswell
Director of CenterStaging Musical Productions, Inc.

November 11, 2004
Lou Carnevale
1462 N. Pass Ave. Burbank, Ca 91505
Witness to the signatures of
Messrs. Parent and Caswell